SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2007

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)
1700 Perimeter Park Drive, Morrisville, North Carolina 27560 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

(a)	Previous independent registered public accounting firm

On April 16, 2007, Salix Pharmaceuticals, Ltd. (the “Company”) dismissed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm. The Company’s Audit Committee participated in and approved this decision.

The reports of Ernst & Young on the consolidated financial statements of the Company for the fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2006 and 2005, and through April 16, 2007, the Company did not have any disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such years.

During the Company’s fiscal years ended December 31, 2006 and 2005 and through April 16, 2007, no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K have occurred.

Ernst & Young has indicated to the Company that it concurs with the foregoing statements contained in the second, third and fourth paragraphs above as they relate to Ernst & Young and has furnished a letter to the Securities and Exchange Commission to this effect. A copy of the letter from Ernst & Young is attached to this Form 8-K as Exhibit 16.1.

(b)	New independent registered public accounting firm

The Company engaged PricewaterhouseCoopers LLP (“PwC”) as its new independent registered public accounting firm as of April 19, 2007. The Company’s Audit Committee participated in and approved this decision. During the Company’s fiscal years ended December 31, 2006 and 2005 and through April 19, 2007, the Company did not consult with PwC regarding any matters described in Items 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated April 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: April 20, 2007
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Senior Vice President and Chief Financial Officer